Exhibit 1.01

                                 TERMS AGREEMENT



                                               August 7, 1996



Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

Attention:  Chief Financial Officer
            -----------------------

Dear Sirs:

     We understand that Smith Barney Holdings Inc., a Delaware corporation (the "Company"), proposes to issue and sell $40,072,410 aggregate principal amount of its S&P 500 Equity Linked Notes due August 13, 2001 (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriter (the "Underwriter"), offer to purchase $40,072,410 aggregate principal amount of the Securities at 97.5% of the principal amount thereof. The Closing Date shall be August 12, 1996 at 9:00 a.m. at the offices of Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013.

         The Securities shall have the following terms:

      Title:              Smith Barney S&P 500 Equity
                          Linked Notes due August 13, 2001

      Maturity:           August 13, 2001

      Interest Rate:      The Securities will bear no periodic payments of
                          interest. Holders of the Securities will be entitled to receive the principal amount thereof plus a payment, if any, equal to the Supplemental Redemption
                          Amount (as defined in the Prospectus Supplement, dated
                          August 7, 1996, relating to the Securities).

      Interest Payment
              Date:       Not applicable

      Regular Record
              Dates:      Not applicable

      Initial Price       100% of the principal
         To Public        amount thereof

      Redemption
         Provisions:      The Securities are not redeemable by
                          the Company prior to maturity


     All the provisions contained in the document entitled "Smith Barney Shearson Holdings Inc. - Debt Securities - Underwriting Agreement Basic Provisions" and dated October 29, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.


              Basic Provisions varied with respect to this Term Agreement:

(A) Notwithstanding the provisions set forth in Section 3 of the Basic Provisions, the Company and the Underwriter hereby agree that the Securities will be in the form of Book-Entry Notes and shall be delivered on August 12, 1996 against payment of the purchase price to the Company by wire transfer in immediately available funds to such accounts with such financial institutions as the Company may direct; and

(B) In the first line of Section 2(a), delete "A registration statement on Form S-3 (File No. 33-70340), including a prospectus, relating to the Securities has been prepared" and insert in lieu thereof "A registration statement on Form S-3 (File No. 33-92706), including a prospectus, relating to the Securities has been prepared." Any references in the Basic Provisions to a Registration Statement shall be deemed a reference to such Registration Statement on Form S-3.

     The Underwriter hereby agrees in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc.

     A. George Saks, Esq., is counsel to the Company. Skadden, Arps, Slate, Meagher & Flom is counsel to the Underwriter.

     Please accept this offer no later than 9:00 p.m. on August 7, 1996, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

     "We hereby accept your offer, set forth in the Terms Agreement, dated August 7, 1996, to purchase the Securities on the terms set forth therein."

                                            Very truly yours,


                                            SMITH BARNEY INC.



                                            By:      /s/ John Barber
                                               ------------------------------
                                               Name:        John Barber
                                               Title:       Managing Director


    ACCEPTED:

    SMITH BARNEY HOLDINGS INC.



    By: /s/ Michael S. Yellin
       ------------------------
       Name:  Michael S. Yellin
       Title: Treasurer


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